EXHIBIT 24.1

                RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lisa R. Lundsten and Diane Wold as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as director and/or officer of Residential Funding Mortgage Securities II, Inc. (the "Registrant")), to sign this Registration Statement on Form S-3 (including any Pre-effective amendments) and any or all amendments thereto (including post-effective amendments) of the Registrant under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE                 TITLE                                DATE

/s/ David M. Applegate    Director, President and Chief        February 9, 2007
------------------------- Executive Officer
David M. Applegate        (Principal Executive Officer)

/s/ David M. Bricker      Director and Chief Financial         February 9, 2007
------------------------- Officer (Principal Financial
David M. Bricker          Officer)

/s/ Ralph T. Flees        Controller (Principal                February 9, 2007
------------------------- Accounting Officer)
Ralph T. Flees

/s/ James N. Young        Director                             February 9, 2007
-------------------------
James N. Young